UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 9, 2019
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American Assets Trust, Inc.
American Assets Trust, L.P.
(Exact name of registrant as specified in its charter)

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Maryland (American Assets Trust, Inc.) Maryland (American Assets Trust, L.P.) (State or other jurisdiction of incorporation)	001-35030 (American Assets Trust, Inc.) 333-202342-01 (American Assets Trust, L.P.) (Commission File No.)	27-3338708 (American Assets Trust, Inc.) 27-3338894 (American Assets Trust, L.P.) (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)	92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
First Amendment to Second Amended and Restated Credit Agreement
On January 9, 2019, American Assets Trust, Inc. (the “Company”) and American Assets Trust, L.P. (the “Operating Partnership”) entered into the First Amendment (“First Amendment”) to Second Amended and Restated Credit Agreement with the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and other entities named therein (as amended, the “Second Amended and Restated Credit Agreement”).
Pursuant to the First Amendment, the maturity date of the outstanding $100 million term loan (the “$100mm Term Loan”) provided for under the Second Amendment and Restated Credit Agreement has been extended to January 9, 2021, subject to three, one-year extension options.

Borrowings under the Second Amended and Restated Credit Agreement with respect to the $100mm Term Loan bear interest at floating rates equal to, at the Operating Partnership’s option, either (1) LIBOR, plus a spread which ranges from 1.20% to 1.70% based on the consolidated total leverage ratio of the Company and its consolidated subsidiaries, or (2) a base rate equal to the highest of (a) the prime rate, (b) the federal funds rate plus 50 bps or (c) the Eurodollar rate plus 100 bps, in each case plus a spread which ranges from 0.20% to 0.70% based on the consolidated total leverage ratio of the Company and its consolidated subsidiaries. The foregoing rates are intended to be more favorable than previously contained in the Second Amended and Restated Credit Agreement (prior to entry into the First Amendment) with respect to the $100mm Term Loan. Additionally, the Operating Partnership may elect for borrowings to bear interest based on a ratings-based pricing grid as per the Operating Partnership’s then-applicable investment grade debt ratings under the terms set forth in the Second Amended and Restated Credit Agreement.

Prior to the closing of the First Amendment, the Operating Partnership entered into an interest rate swap agreement that is intended to fix the interest rate associated with the $100mm Term Loan at approximately 4.13% from January 9, 2019 through January 9, 2021, subject to adjustments based on the consolidated total leverage ratio of the Company and its consolidated subsidiaries.

Certain of the banks and financial institutions that are parties to the Second Amended and Restated Credit Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Company, Operating Partnership and their affiliates in the ordinary course of business for which they have received and will receive customary compensation.
The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1*
First Amendment to Second Amended and Restated Credit Agreement dated January 9, 2019, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, and other entities named therein.

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*    Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc. By: /s/ Adam Wyll Adam Wyll Senior Vice President, General Counsel and Secretary
January 9, 2019

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*
First Amendment to Second Amended and Restated Credit Agreement dated January 9, 2019, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, and other entities named therein.